Exhibit 5.1

                            MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                           1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                        SUITE 101
WASHINGTON, D.C.  20005                                STATE COLLEGE, PA  16801
(202) 434-4660                                                   (814) 272-3502
FACSIMILE: (202) 434-4661                            FACSIMILE:  (814) 272-3514


November 18, 2004

Synergy Financial Group, Inc.
310 North Avenue East
Cranford, New Jersey  07016

       RE:  Registration Statement on Form S-8:
            ----------------------------------
            Synergy Financial Group, Inc. 2004 Stock Option Plan
            Synergy Financial Group, Inc. 2004 Restricted Stock Plan

Ladies and Gentlemen:

     We have acted as special counsel to Synergy Financial Group, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 985,027 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 703,591 shares of Common Stock granted under the Synergy Financial Group, Inc. 2004 Stock Option Plan, and (ii) upon the award of 281,436 shares of Common Stock under the Synergy Financial Group, Inc. 2004 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                          Sincerely,





                                          /s/Malizia Spidi & Fisch, PC
                                          Malizia Spidi & Fisch, PC